UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2007
THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Amendment of Banking Facilities
     On July 30, 2007, the Talbots, Inc. and The J. Jill Group, Inc. (collectively “Talbots”) and The Hongkong and Shanghai Banking Corporation Limited (“HSBC”) entered into a renewal of its banking facility dated July 16, 2007. The facility provides for the issuance of letters of credit for periods up to six months, with validity period for up to one year, to finance the import of general merchandise. The amount of the facility is $150,000,000. The prior agreement also provided for the issuance of letters of credit for periods up to six months, with validity period for up to one year, to finance the import of general merchandise, in the amount of $150,000,000. HSBC has an overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities. The facility is subject to review at any time and, in any event by September 15, 2007.
     The foregoing summary is subject in all respects to the actual terms of the annual renewal, a copy of which is attached as Exhibit 99.1 to the Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Letter Agreement concerning credit facilities between HSBC and Talbots dated July 16, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date August 2, 2007	By:	/s/ Carol Stone
Name: Carol Stone
Title: Vice President, Corporate Controller